Rule 424b3 333154443

AMERICAN DEPOSITARY
SHARES
One 1 American Depositary Share
represents
OneHalf of One 12 Share

THE BANK OF NEW YORK
MELLON
AMERICAN DEPOSITARY
RECEIPT
FOR COMMON STOCK
EFG EUROBANK ERGASIAS
S.A.
INCORPORATED UNDER THE
LAWS OF GREECE
       The Bank of New York
Mellon as depositary hereinafter
called the Depositary hereby
certifies i that there have been
deposited with the Depositary or its
agent nominee custodian clearing
agency or correspondent the
securities described above Shares
or evidence of the right to receive
such Shares ii that at the date hereof
each American Depositary Share
evidenced by this Receipt represents
the amount of Shares shown above
and that

or registered assigns IS THE
OWNER OF  AMERICAN
DEPOSITARY SHARES
hereby evidenced and called and
except as otherwise herein expressly
provided is entitled upon surrender
at the Corporate Trust Office of the
Depositary New York New York of
this Receipt duly endorsed for
transfer and upon payment of the
charges as provided on the reverse
of this Receipt and in compliance
with applicable laws or
governmental regulations at Owners
option 1 to delivery at the office of
the agent nominee custodian
clearing agency or correspondent of
the Depositary to a person specified
by Owner of the amount of
Deposited Securities represented
hereby or evidence of the right to
receive the same or 2 to have such
Deposited Securities forwarded at
his cost and risk to him at the
Corporate Trust Office of the
Depositary.  The words Deposited
Securities wherever used in this
Receipt shall mean the Shares
deposited under the agreement
created by the Receipts as
hereinafter defined including such
evidence of the right to receive the
same and any and all other
securities cash and other property
held by the Depositary in place
thereof or in addition thereto as
provided herein.  The word Owner
wherever used in this Receipt shall
mean the name in which this
Receipt is registered upon the books
of the Depositary from time to time.
 The Depositarys Corporate Trust
Office is located at a different
address than its principal executive
office. Its Corporate Trust Office is
located at 101 Barclay Street New
York New York 10286 and its
principal executive office is located
at One Wall Street New York New
York 10286.
             1.
                    RECEIPTS.
       This American Depositary
Receipt this Receipt is one of a
continuing issue of American
Depositary Receipts collectively the
Receipts all evidencing rights of
like tenor with respect to the
Deposited Securities and all issued
or to be issued upon the terms and
subject to the conditions herein
provided which shall govern the
continuing arrangement by the
Depositary with respect to initial
deposits as well as the rights of
holders and Owners of Receipts
subsequent to such deposits.
       The issuer of the Receipts is
deemed to be the legal entity
resulting from the agreement herein
provided for.
       The issuance of Receipts
against deposits generally may be
suspended or the issuance of
Receipts against the deposit of
particular Shares may be withheld if
such action is deemed necessary or
advisable by the Depositary at any
time and from time to time because
of any requirements of any
government or governmental body
or commission or for any other
reason.  The Depositary assumes no
liability with respect to the validity
or worth of the Deposited
Securities.
             2.
                    TRANSFER
OF RECEIPTS.
       Until the surrender of this
Receipt in accordance with the
terms hereof the Depositary will
maintain an office in the Borough
of Manhattan The City of New
York for the registration of Receipts
and transfers of Receipts where the
Owners of the Receipts may during
regular business hours inspect the
transfer books maintained by the
Depositary that list the Owners of
the Receipts.  The transfer of this
Receipt is registrable on the books
of the Depositary at its Corporate
Trust Office by the holder hereof in
person or by duly authorized
attorney upon surrender of this
Receipt properly endorsed for
transfer or accompanied by proper
instruments of transfer and funds
sufficient to pay any applicable
transfer taxes and the fees and
expenses of the Depositary and
upon compliance with such
regulations if any as the Depositary
may establish for such purpose.
 This Receipt may be split into other
such Receipts or may be combined
with other such Receipts into one
Receipt representing the same
aggregate number of American
Depositary Shares as the Receipt or
Receipts surrendered.  Upon such
split or combination not involving a
transfer a charge will be made as
provided herein.  The Depositary
may close the transfer books at any
time or from time to time when
deemed expedient by it in
connection with the performance of
its duties hereunder.
             3.
                    PROOF OF
CITIZENSHIP OR RESIDENCE.
       The Depositary may require
any holder or Owner of Receipts or
any person presenting securities for
deposit against the issuance of
Receipts from time to time to file
such proof of citizenship or
residence and to furnish such other
information by affidavit or
otherwise and to execute such
certificates and other instruments as
may be necessary or proper to
comply with any laws or regulations
relating to the issuance or transfer
of Receipts the receipt or
distribution of dividends or other
property or the taxation thereof or
of receipts or deposited securities
and the Depositary may withhold
the issuance or registration of
transfer of any Receipt or payment
of such dividends or delivery of
such property from any holder
Owner or other person as the case
may be who shall fail to file such
proofs certificates or other
instruments.
             4.
                    TRANSFER
ABILITY
RECORDOWNERSHIP.
       It is a condition of this
Receipt and every successive holder
and Owner of this Receipt by
accepting or holding the same
consents and agrees that title to this
Receipt when properly endorsed or
accompanied by proper instruments
of transfer is transferable by
delivery with the same effect as in
the case of a negotiable instrument
provided however that prior to the
due presentation of this Receipt for
registration of transfer as above
provided and subject to the
provisions of Article 9 below the
Depositary notwithstanding any
notice to the contrary may treat the
person in whose name this Receipt
is registered on the books of the
Depositary as the absolute owner
hereof for the purpose of
determining the person entitled to
distribution of dividends and for
any other purpose.
             5.
                    TAX
LIABILITY.
       The Depositary shall not be
liable for any taxes or governmental
or other assessments or charges that
may become payable in respect of
the Deposited Securities but a
ratable part of any and all of the
same whether such tax assessment
or charge becomes payable by
reason of any present or future law
statute charter provision bylaw
regulation or otherwise shall be
payable by the Owner hereof to the
Depositary at any time on request.
 Upon the failure of the holder or
Owner of this Receipt to pay any
such amount the Depositary may
sell for account of such Owner an
amount of the Deposited Securities
equal to all or any part of the
amount represented by this Receipt
and may apply the proceeds in
payment of such obligations the
Owner hereof remaining liable for
any deficiency.
             6.
                    REPRESEN
TATIONS AND WARRANTIES.
       Every person presenting
Shares for deposit shall be deemed
thereby to represent and warrant
that such Shares and each certificate
if any therefor are validly issued
fully paid and nonassessable that
such Shares were not issued in
violation of any preemptive or
similar rights of the holders of any
securities and that the person
making such deposit is duly
authorized so to do.  Every such
person shall also be deemed to
represent that the deposit of such
securities and the sale of American
Depositary Shares representing such
Shares by that person in the United
States are not restricted under the
Securities Act of 1933 as amended
the Securities Act of 1933.  Such
representations and warranties shall
survive the deposit of such
securities and issuance of Receipts.
       This Receipt is issued
subject and all rights of the holder
or Owner hereof are expressly
subject to the terms and conditions
set forth on both sides of this
Receipt all of which form a part of
the agreement evidenced in this
Receipt and to all of which the
holder or Owner hereof by
accepting this Receipt consents.
             7.
                    REPORTS
OF ISSUER OF DEPOSITED
SECURITIES VOTING RIGHTS.
       As of the date of the
establishment of the program for
issuance of Receipts by the
Depositary the Depositary believed
based on limited investigation that
the issuer of the Deposited
Securities either i furnished the
Securities and Exchange
Commission the Commission with
certain public reports and
documents required by foreign law
or otherwise or ii published
information in English on its
Internet website at
www.eurobank.gr or another
electronic information delivery
system generally available to the
public in its primary trading market
in either case in compliance with
Rule 12g32b under the Securities
and Exchange Act of 1934 as in
effect and applicable to that issuer
at that time.  However the
Depositary does not assume any
duty to determine if the issuer of the
Deposited Securities is complying
with the current requirements of
Rule 12g32b or to take any action if
that issuer is not complying with
those requirements.
       The Depositary shall be
under no obligation to give notice to
the holder or Owner of this Receipt
of any meeting of shareholders or
of any report of or communication
from the issuer of the Deposited
Securities or of any other matter
concerning the affairs of such issuer
except as herein expressly provided.
 The Depositary undertakes to make
available for inspection by holders
and Owners of the Receipts at its
Corporate Trust Office any reports
and communication received from
the issuer of the Deposited
Securities that are both i received by
the Depositary as the holder of the
Deposited Securities and ii made
generally available to the holders of
the Deposited Securities by the
issuer thereof.  Such reports and
communications will be available in
the language in which they were
received by the Depositary from the
issuer of the Deposited Securities
except to the extent if any that the
Depositary in its sole discretion
elects to both i translate into English
any of such reports or
communications that were not in
English when received by the
Depositary and ii make such
translations if any available for
inspection by holders and Owners
of the Receipts.  The Depositary has
no obligation of any kind to
translate any of such reports or
communications or to make such
translation if any available for such
inspection.
       The Depositary may in its
discretion exercise in any manner or
not exercise any and all voting
rights that may exist in respect of
the Deposited Securities.  The
Depositary may but assumes no
obligation to notify Owners of an
upcoming meeting of holders of
Deposited Securities or solicit
instructions from Owners as to the
exercise of any voting rights with
respect to the Deposited Securities.
Upon the written request of the
Owner of this Receipt and payment
to it of any expense involved the
Depositary may in its sole discretion
but assumes no obligation to
exercise any voting rights with
respect to the amount of the
Deposited Securities represented by
the American Depositary Shares
evidenced by this Receipt in
accordance with that request.
             8.
                    DISTRIBUT
IONS.
       Until the surrender of this
Receipt the Depositary a shall
distribute or otherwise make
available to the Owner hereof at a
time and in such manner as it shall
determine any distributions of cash
Shares or other securities or
property other than subscription or
other rights and b may distribute or
otherwise make available to the
Owner hereof at a time and in such
manner as it shall determine any
distributions of subscription or other
rights in each case received with
respect to the amount of Deposited
Securities represented hereby after
deduction or upon payment of the
fees and expenses of the Depositary
described in Article 13 below and
the withholding of any taxes in
respect thereof provided however
that the Depositary shall not make
any distribution for which it has not
received satisfactory assurances
which may be an opinion of United
States counsel that the distribution is
registered under or is exempt from
or not subject to the registration
requirements of the Securities Act
of 1933 or any other applicable law.
 If the Depositary is not obligated
under the preceding sentence to
distribute or make available a
distribution under the preceding
sentence the Depositary may sell
such Shares other securities
subscription or other rights
securities or other property and the
Depositary shall distribute the net
proceeds of a sale of that kind to
the Owners entitled to them after
deduction or upon payment of the
fees and expenses of the Depositary
described in Article 13 below and
the withholding of any taxes in
respect thereof.  In lieu of
distributing fractional American
Depositary Shares for distributed
Shares or other fractional securities
the Depositary may in its discretion
sell the amount of securities or
property equal to the aggregate of
those fractions.  In the case of
subscription or other rights the
Depositary may in its discretion
issue warrants for such subscription
or other rights andor seek
instructions from the Owner of this
Receipt as to the disposition to be
made of such subscription or other
rights.  If the Depositary does not
distribute or make available to
Owners or sell distributed
subscription or other rights the
Depositary shall allow those rights
to lapse.  Sales of subscription or
other rights securities or other
property by the Depositary shall be
made at such time and in such
manner as the Depositary may deem
advisable.
       If the Depositary shall find
in its opinion that any cash
distribution is not convertible in its
entirety or with respect to the
Owners of a portion of the Receipts
on a reasonable basis into U.S.
Dollars available to it in the City of
New York or if any required
approval or license of any
government or agency for such
conversion is denied or is not
obtainable within a reasonable
period the Depositary may in its
discretion make such conversion
and distribution in U.S. Dollars to
the extent possible at such time and
rates of conversion as the
Depositary shall deem appropriate
to the Owners entitled thereto and
shall with respect to any such
currency not converted or
convertible either i distribute such
foreign currency to the holders
entitled thereto or ii hold such
currency for the respective accounts
of such Owners uninvested and
without liability for interest thereon
in which case the Depositary may
distribute appropriate warrants or
other instruments evidencing rights
to receive such foreign currency.
             9.
                    RECORD
DATES ESTABLISHED BY
DEPOSITARY.
       Whenever any cash
dividend or other cash distribution
shall become payable or any
distribution other than cash shall be
made or whenever rights shall be
offered with respect to Deposited
Securities or whenever the
Depositary shall receive notice of
any meeting of Owners of
Deposited Securities or whenever it
is necessary or desirable to
determine the Owners of Receipts
the Depositary will fix a record date
for the determination of the Owners
generally or the Owners of Receipts
who shall be entitled to receive such
dividend distribution or rights or the
net proceeds of the sale thereof to
give instructions for the exercise of
voting rights at any such meeting or
responsible for any other purpose
for which the record date was set.
             10.
                    CHANGES
AFFECTING DEPOSITED
SECURITIES.
       Upon i any change in
nominal value or any subdivision
combination or any other
reclassification of the Deposited
Securities or ii any recapitalization
reorganization sale of assets
substantially as an entirety merger
or consolidation affecting the issuer
of the Deposited Securities or to
which it is a party or iii the
redemption by the issuer of the
Deposited Securities at any time of
any or all of such Deposited
Securities provided the same are
subject to redemption then and in
any such case the Depositary shall
have the right to exchange or
surrender such Deposited Securities
and accept and hold hereunder in
lieu thereof  other shares securities
cash or property to be issued or
delivered in lieu of or in exchange
for or distributed or paid with
respect to such Deposited Securities.
 Upon any such exchange or
surrender the Depositary shall have
the right in its discretion to call for
surrender of this Receipt in
exchange upon payment of fees and
expenses of the Depositary for one
or more new Receipts of the same
form and tenor as this Receipt but
describing the substituted Deposited
Securities.  In any such case the
Depositary shall have the right to fix
a date after which this Receipt shall
only entitle the Owner to receive
such new Receipt or Receipts.  The
Depositary shall mail notice of any
redemption of Deposited Securities
to the Owners of Receipts provided
that in the case of any redemption
of less than all of the Deposited
Securities the Depositary shall select
in such manner as it shall determine
an equivalent number of American
Depositary Shares to be redeemed
and shall mail notice of redemption
only to the Owners of Receipts
evidencing those American
Depositary Shares.  The sole right of
the Owners of Receipts evidencing
American Depositary Shares
designated for redemption after the
mailing of such notice of
redemption shall be to receive the
cash rights and other property
applicable to the same upon
surrender to the Depositary and
upon payment of its fees and
expenses of the Receipts evidencing
such American Depositary Shares.
             11.
                    LIABILITY
OF DEPOSITARY.
       The Depositary shall not
incur any liability to any holder or
Owner of this Receipt i if by reason
of any provisions of any present or
future law of the United States of
America any state thereof or of any
other country or of any
governmental or regulatory
authority or by reason of any
provision present or future of the
charter or articles of association or
similar governing document of the
issuer or of the Deposited Securities
the Depositary shall be prevented
delayed or forbidden from or
subjected to any civil or criminal
penalty or extraordinary expenses
on account of doing or performing
any act or thing which by the terms
hereof it is provided shall be done
or performed ii by reason of any
nonperformance or delay caused as
specified in clause i above in the
performance of any act or thing
which by the terms of this Receipt it
is provided shall or may be done or
performed iii by reason of any
exercise of or failure to exercise
any discretion provided for herein
iv for the inability of any Owner or
holder to benefit from any
distribution offering right or other
benefit which is made available to
holders of Deposited Securities but
is not made available to Owners or
holders v for any special
consequential or punitive damages
for any breach of the terms of this
Receipt or vi arising out of any act
of God terrorism or war or any
other circumstances beyond its
control.
       The Depositary shall not be
responsible for any failure to carry
out any requests to vote any
Deposited Securities or for the
manner or effect of any vote that is
cast either with or without the
request of any Owner or for not
exercising any right to vote any
Deposited Securities.
       The Depositary does not
assume any obligation and shall not
be subject to any liability to holders
or Owners hereunder other than
agreeing to act without negligence or
bad faith in the performance of
such duties as are specifically set
forth herein.
       The Depositary shall be
under no obligation to appear in
prosecute or defend any action suit
or other proceeding in respect of
any of the Deposited Securities or in
respect of the Receipts on behalf of
Owners or holders or any other
persons.  The Depositary shall not
be liable for any action or nonaction
by it in reliance upon the advice of
or information from legal counsel
accountants or any other persons
believed by it in good faith to be
competent to give such advice or
information.
       The Depositary subject to
Article 14 hereof may itself become
the owner of and deal in securities
of any class of the issuer of the
Deposited Securities and in Receipts
of this issue.
             12.
                    TERMINAT
ION OF AGREEMENT AND
SURRENDER OF THIS
RECEIPT.
       The Depositary may at any
time terminate the agreement
evidenced by this Receipt and all
other Receipts by mailing notice of
such termination to the Owners of
all Receipts then outstanding at their
addresses appearing upon the books
of the Depositary at least thirty days
prior to the date fixed in such notice
for termination.  On and after such
date of termination the Owner
hereof upon surrender of this
Receipt at the Corporate Trust
Office of the Depositary will be
entitled to delivery of the amount of
the Deposited Securities represented
hereby upon the same terms and
conditions and upon payment of a
fee at the rates provided herein with
respect to the surrender of this
Receipt for Deposited Securities and
on payment of applicable taxes and
charges.  The Depositary may
convert any dividends received by it
in cash after the termination date
into U.S. Dollars as herein provided
and after deducting therefrom the
fees of the Depositary and referred
to herein and any taxes and
governmental charges and shall
thereafter hold the balance of said
dividends for the pro rata benefit of
the Owners of the respective
Receipts.  As to any Receipts not so
surrendered within thirty days after
such date of termination the
Depositary shall thereafter have no
obligation with respect to the
collection or disbursement of any
subsequent dividends or any
subscriptions or other rights
accruing on the Deposited
Securities.  After the expiration of
three months from such date of
termination the Depositary may sell
any remaining Deposited Securities
in such manner as it may determine
and may thereafter hold uninvested
the net proceeds of any such sale or
sales together with any dividends
received prior to such sale or the
U.S. Dollars received on conversion
thereof unsegregated and without
liability for any interest thereon for
the pro rata benefit of the Owners
of the Receipts that have not
theretofore been surrendered for
cancellation such Owners thereupon
becoming general creditors of the
Depositary with respect to such net
proceeds.  After making such sale
or if no such sale can be made after
the expiration of one year from
such date of termination the
Depositary shall be discharged from
all obligations whatsoever to the
holders and Owners of the Receipts
except to make distribution of the
net proceeds of sale and of such
dividends after deducting all fees
charges and expenses of the
Depositary or of the Deposited
Securities in case no sale can be
made upon surrender of the
Receipts.
             13.
                    CERTAIN
FEES AND CHARGES OF THE
DEPOSITARY.
       The Depositary may charge
any party depositing or withdrawing
Shares any party transferring or
surrendering Receipts any party to
whom Receipts are issued including
issuance pursuant to a stock
dividend or stock split or an
exchange of stock or distribution
pursuant to Articles 8 or 10 or
Owners as applicable i fees for the
delivery or surrender of Receipts
and deposit or withdrawal of Shares
ii fees for distributing cash Shares
or other property received in respect
of Deposited Securities iii taxes and
other governmental charges iv
registration or custodial fees or
charges relating to the Shares v
cable telex and facsimile
transmission expenses vi foreign
currency conversion expenses and
fees vii depositary servicing fees
and viii any other fees or charges
incurred by the Depositary or its
agents in connection with the
Receipt program.  The Depositarys
fees and charges may differ from
those of other depositaries.  The
Depositary reserves the right to
modify reduce or increase its fees
upon thirty 30 days notice to the
Owner hereof.  The Depositary will
provide without charge a copy of its
latest schedule of fees and charges
to any party requesting it.
       The Depositary may charge
fees for receiving deposits and
issuing Receipts for delivering
Deposited Securities against
surrendered Receipts for transfer of
Receipts for splits or combinations
of Receipts for distribution of each
cash or other distribution on
Deposited Securities for sales or
exercise of rights or for other
services performed hereunder.  The
Depositary reserves the right to
modify reduce or increase its fees
upon thirty 30 days notice to the
Owner hereof.  The Depositary will
provide without charge a copy of its
latest fee schedule to any party
requesting it.
             14.
                    PRERELEA
SE OF RECEIPTS.
       Notwithstanding any other
provision of this Receipt the
Depositary may execute and deliver
Receipts prior to the receipt of
Shares PreRelease. The Depositary
may deliver Shares upon the receipt
and cancellation of Receipts which
have been PreReleased whether or
not such cancellation is prior to the
termination of such PreRelease or
the Depositary knows that such
Receipt has been PreReleased.  The
Depositary may receive Receipts in
lieu of Shares in satisfaction of a
PreRelease.  Each PreRelease will
be a preceded or accompanied by a
written representation from the
person to whom Receipts or Shares
are to be delivered that such person
or its customer owns the Shares or
Receipts to be remitted as the case
may be b at all times fully
collateralized with cash or such
other collateral as the Depositary
deems appropriate c terminable by
the Depositary on not more than
five 5 business days notice and
d subject to such further indemnities
and credit regulations as the
Depositary deems appropriate.  The
number of American Depositary
Shares which are outstanding at any
time as a result of PreReleases will
not normally exceed thirty percent
30% of the Shares deposited with
the Depositary provided however
that the Depositary reserves the right
to change or disregard such limit
from time to time as it deems
appropriate.
       The Depositary may retain
for its own account any
compensation received by it in
connection with the foregoing.
             15.
                    COMPLIAN
CE WITH U.S. SECURITIES
LAWS.
       Notwithstanding any terms
of this Receipt to the contrary the
Depositary will not exercise any
rights it has under this Receipt to
prevent the withdrawal or delivery
of Deposited Securities in a manner
which would violate the United
States securities laws including but
not limited to Section 1A1 of the
General Instructions to the Form F6
Registration Statement as amended
from time to time under the
Securities Act of 1933.
             16.
                    GOVERNIN
G LAW VENUE OF ACTIONS
JURY TRIAL WAIVER.
       This Receipt shall be
interpreted and all rights hereunder
and provisions hereof shall be
governed by the laws of the State of
New York.
       All actions and proceedings
brought by any Owner or holder of
this Receipt against the Depositary
arising out of or relating to the
Shares or other Deposited Securities
the American Depositary Shares or
the Receipts or any transaction
contemplated herein shall be
litigated only in courts located
within the State of New York.
       EACH OWNER AND
HOLDER HEREBY
IRREVOCABLY WAIVES TO THE
FULLEST EXTENT PERMITTED
BY APPLICABLE LAW ANY
RIGHT IT MAY HAVE TO A
TRIAL BY JURY IN ANY SUIT
ACTION OR PROCEEDING
AGAINST THE DEPOSITARY
DIRECTLY OR INDIRECTLY
ARISING OUT OF OR RELATING
TO THE SHARES OR OTHER
DEPOSITED SECURITIES THE
AMERICAN DEPOSITARY
SHARES OR THE RECEIPTS OR
ANY TRANSACTION
CONTEMPLATED HEREIN OR
THE BREACH HEREOF
INCLUDING WITHOUT
LIMITATION ANY QUESTION
REGARDING EXISTENCE
VALIDITY OR TERMINATION
WHETHER BASED ON
CONTRACT TORT OR ANY
OTHER THEORY.
             17.
                    AMENDME
NT OF RECEIPTS.
       The form of the Receipts
and the agreement created thereby
may at any time and from time to
time be amended by the Depositary
in any respect which it may deem
necessary or desirable. Any
amendment which shall prejudice
any substantial existing right of
Owners shall not become effective
as to outstanding Receipts until the
expiration of thirty 30 days after
notice of such amendment shall
have been given to the Owners of
outstanding Receipts provided
however that such thirty 30 days
notice shall in no event be required
with respect to any amendment
which shall impose or increase any
taxes or other governmental charges
registration fees cable telex or
facsimile transmission costs
delivery costs or other such
expenses. Every Owner and holder
of a Receipt at the time any
amendment so becomes effective
shall be deemed by continuing to
hold such Receipt to consent and
agree to such amendment and to be
bound by the agreement created by
Receipt as amended thereby. In no
event shall any amendment impair
the right of the Owner of any
Receipt to surrender such Receipt
and receive therefor the amount of
Deposited Securities represented by
the American Depositary Shares
evidenced thereby except in order
to comply with mandatory
provisions of applicable law.